UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 23, 2007

Paradigm Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Wyoming	09-154	83-0211506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9715 Key West Avenue, Third Floor, Rockville, Maryland		20850
(Address of principal executive offices)		(Zip Code)

(301) 468-1200
Registrant’s telephone number, including area code

None
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 23, 2007, Paradigm Holdings, Inc., a Wyoming corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Company, Paradigm Solutions International, Inc., a Maryland corporation and wholly-owned subsidiary of the Company (“PSI”), and Mr. Raymond Huger, the Company’s Chairman of the Board of Directors and former Chief Executive Officer  (“Mr. Huger”). A copy of the Stock Purchase Agreement is attached hereto as Exhibit 99.1. Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, Mr. Huger purchased from the Company all of the outstanding capital stock of PSI in consideration of $1,580,000.00 payable in 1,775,281 shares of common stock of the Company based on the closing price per share of the Company’s common stock as of February 28, 2007.

In addition, on February 28, 2007, in connection with the closing of the transactions contemplated in the Stock Purchase Agreement, the Company entered into a Voting Agreement with Mr. Huger.

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSAL OF ASSETS

Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, on February 28, 2007, the Company completed the disposition of PSI to Mr. Huger. Mr. Huger purchased 100 shares of common stock of PSI, which represent all of the outstanding capital stock of PSI, in consideration of $1,580,000.00 payable in 1,775,281 shares of the Company’s common stock owned by Mr. Huger based on the closing price per share of the Company’s common stock as of February 28, 2007.

ITEM 7.01.	REGULATION FD DISCLOSURE

On March 1, 2007, the Company issued a press release with respect to the successful consummation of the transactions set forth in the Stock Purchase Agreement among the Company, PSI and Mr. Huger. A copy of the press release is attached hereto as Exhibit 99.3.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION

Exhibit 99.1	Stock Purchase Agreement, dated February 23, 2007, by and among Paradigm Holdings, Inc., Paradigm Solutions International, Inc. and Mr. Raymond Huger	Provided herewith

Exhibit 99.2	Voting Agreement, dated February 28, 2007, by and between Paradigm Holdings, Inc. and Mr. Raymond Huger	Provided herewith

Exhibit 99.3	Press Release	Provided herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2007	PARADIGM HOLDINGS, INC.

	By:	/s/ Peter B. LaMontagne
Peter B. LaMontagne
President and Chief Executive Officer